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                    ADVANCED GRAVIS COMPUTER TECHNOLOGY LTD.

             DIRECTORS', OFFICERS', AND EMPLOYEES' STOCK OPTION PLAN


1.       PURPOSE OF THE PLAN

         Advanced Gravis Computer Technology Ltd. (the "Corporation") by resolution of the Board of Directors of the Corporation (the "Board") has established this Directors', Officers', and Employees' Stock Option Plan (the "Plan") to encourage directors, officers and employees of the Corporation and its subsidiaries ("Subsidiaries") to promote the financial interest, growth and development of the Corporation by providing them with the opportunity through options to acquire a proprietary interest in the Corporation.

2.       ADMINISTRATION

         The Plan shall be administered by the Compensation Committee (the "Committee") appointed from time to time by the Board or, if no Committee has been appointed by the Board, the Plan shall be administered by the Board (in such case the Board shall hereinafter also be referred to as the "Committee"). The Committee shall include not less than three members of the Board, two of whom are not officers or employees of the Corporation and who have not been officers or employees of the Corporation within one year of their beginning service on the Committee.

3.       GRANT OF OPTIONS

         From time to time the Committee may designate qualified directors, officers and employees (including part-time employees and others who are engaged to provide management or consulting services on an on-going basis, or who have provided, or who are expected to provide services of value) of the Corporation and its Subsidiaries ("Optionees") eligible to receive options ("Options") to purchase common shares (the "Shares") of the Corporation. Nothing in the Plan or in any Option shall confer any right on any employee to continue in the employ of the Corporation or of its Subsidiaries or shall interfere in any way with the right of the Corporation or of its Subsidiaries to terminate at any time the employment of a person who is an Optionee under an Option.

         The aggregate number of Shares subject to such Options, as provided in clause 4 hereof, shall be granted by the Corporation subject to the approval of the shareholders of the Corporation (or ratification by the shareholders provided that no
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Shares are issued prior to such ratification), in accordance with the prevailing rules and policies of the regulatory authorities having jurisdiction over the affairs of the Corporation, (the "Regulatory Authorities") and to the approval of the Committee from time to time.

4.       SHARES SUBJECT TO OPTION

         The Shares to be subject to Options under the Plan shall be authorized but unissued common shares in the capital of the Corporation.

         Options may be granted for an aggregate of up to 1,000,000 Shares, subject to adjustment of such number pursuant to the provisions of clause 10 hereof. Such number of Shares shall be reserved for issuance under the Plan. The aggregate number of Shares reserved for issuance under this Plan and any other share compensation arrangement to any one person will not exceed 5%, and the aggregate number of shares reserved for issuance to all insiders of the Corporation will not exceed 10%, of the issued shares of the Corporation outstanding from time to time (on a non-diluted basis) as determined in accordance with applicable policies of The Toronto Stock Exchange (the "Outstanding Issue"). The number of shares issued under this Plan and any other share compensation arrangement within any one year period to any one insider and such insider's associates will not exceed 5%, and the number of shares issued under this Plan and any other share compensation arrangement within any one year period to insiders will not exceed 10%, of the Outstanding Issue.

         "Insiders" and "associates" have the meaning ascribed to those terms under Section 627 of The Toronto Stock Exchange Company Manual.

         Shares in respect of which Options expire or are surrendered, cancelled or terminated are available for subsequent grants of Options. Options which are surrendered for cancellation in connection with the re-grant to the same optionee on different terms will be subject to prior regulatory approval.

5.       OPTION PRICE

         The Option price under the Plan to any Optionee shall be fixed by the Committee when the Option is granted but may not be less than the closing price of the Shares on the Toronto Stock Exchange on the trading day preceding the date of the grant of the Option. In the event that there is no trade of the Shares on the Toronto Stock Exchange on such trading day, then the Option price of the Option shall not be less than the average of the closing bid and ask prices of the Shares on such day.


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6.       TERM AND VESTING OF OPTION

         The period during which an Option is exercisable will commence one year from the date the Option is granted in the case of an Optionee that on the date of the grant of the Option is a member of the Board and is not an officer or employee of the Corporation and has not been an officer or employee of the Corporation within one year preceding the date of the grant. In the case of all other Optionees, the period during which Options are exercisable will commence one year from the date of grant (as to 25% of the Option) and, at the end of each calendar quarter thereafter for the next 36 months (as to 6.25% per quarter). Subject to the provisions of the Plan, the period during which an Option can be exercised shall not exceed ten (10) years from the date the Option is granted.

         Notwithstanding the foregoing, in the event of a "formal bid" (as that term is defined in the Securities Act (British Columbia)) for the issued and outstanding common shares of the Corporation by any corporation, person or other entity, then the Option shall vest immediately as to 100% upon the making of such bid. Each Optionee holding an option at the time of such bid may exercise his option, to the extent the option has not expired and has not been exercised, cancelled, terminated or surrendered, so as to permit the Optionee to tender the Shares received upon such exercise pursuant to such bid.

7.       EVIDENCE OF OPTIONS

         Each Option granted under the Plan shall be embodied in a written option agreement (the "Option Agreement") between the Corporation and the Optionee which shall give effect to and be consistent with the provisions of the Plan.

8.       EXERCISE OF OPTION

         Subject to the provisions of the Plan and the Option Agreement applying to such Option, an Option may be exercised from time to time, after vesting and before expiry, by the Optionee delivering to the Corporation at its head office a written notice of exercise, specifying the number of Shares (being a minimum multiple of 100 shares or such lesser number as is equal to the number of Options held by the Optionee or in respect of which exercise rights have been vested pursuant to clause 6 hereof) with respect to which the Option is being exercised, and accompanied by payment in cash, money order, certified cheque or wire transfer of funds in full for the purchase price of the Shares then being purchased.

         The exercise of any Option will be contingent upon receipt by the Corporation of payment in cash, money order, certified cheque or wire transfer of funds of the full


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purchase price of the Shares which are subject to the exercised Option. No
Optionee or his or her legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares with respect to which he or she has been granted an Option under the Plan, unless and until certificates for such Shares are issued to him or her, or them, under the terms of the Plan.

9.       SHARE APPRECIATION RIGHTS

         Notwithstanding the foregoing and at the sole discretion of the Committee, an Optionee may under the Plan, by notice in writing to the Corporation, surrender his right to purchase Shares pursuant to the outstanding portion of an Option granted to him. In the event of such surrender, the Optionee is entitled to receive on such terms and conditions as may be prescribed by the Option Agreement relating to such Option, payment in cash or Shares, or a combination thereof, equal in value to the difference, if any, after deducting (a) the aggregate Option exercise price of such shares from (b) the market price of such Shares determined by calculating the average of the daily high and low board lot trading prices quoted on The Toronto Stock Exchange for the Shares at the close of business on the five trading days immediately preceding the day on which the Optionee submits the notice of surrender.

         In no event shall stock appreciation rights be exercised at any time earlier or later or to a greater extent than the Option to which they relate.

         Stock appreciation rights under this clause 9 may be exercised only by written notice to the head office of the Corporation, in a form satisfactory to it. The Committee shall have sole discretion to consent to or to disapprove the election of the Optionee to receive cash in full or partial settlement of the stock appreciation rights.

         If any Option is surrendered in part under this clause 9, it shall remain in effect without change as to the number of Shares with respect to which it has not been surrendered. Any surrender shall not affect the right of an Optionee to be granted further Options.

         The Committee may require as a condition of the surrender of an Option for Shares, cash, or cash and Shares, that the person seeking to surrender the Option shall, in any jurisdiction where the Corporation is required to withhold any taxes with respect to such surrender, pay to the Corporation in cash an amount sufficient to satisfy the Corporation's obligation.


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10.      ADJUSTMENTS

         Appropriate adjustments in the number of Shares that are subject to Options and in the Option Price Per Share, both as to Options granted or to be granted, may be made by the Board in its discretion, subject to the approval if required of the Regulatory Authorities, to give effect to adjustments in the number of Shares which result from divisions, consolidations or reclassifications of the Shares; the reconstruction, reorganization or recapitalization of the Corporation; or other relevant changes in the capital of the Corporation. If the Corporation sells all or substantially all of its assets as an entirety or substantially as an entirety, Options outstanding under the Plan, to the extent that as of the date of such sale they have not expired and have not been exercised, cancelled, terminated or surrendered, shall fully vest and may be exercised in whole or in part at any time up to and including (but not after) a date 30 days following the date of completion of such sale or prior to the close of business on the date the Option expires, whichever is earlier.

11.      MERGERS

         If the Corporation proposes to amalgamate or merge with another body corporate, the Corporation will give written notice thereof to Optionees at least 30 days prior to the effective date of such amalgamation or merger to enable them to exercise outstanding Options if they so elect, to the extent that as of the date of such amalgamation or merger they have vested and have not expired, and have not been exercised, cancelled, terminated or surrendered. The Corporation shall use it best efforts to provide for the reservation and issuance by the amalgamated corporation to each Optionee of the Corporation any portion of whose Options remain outstanding and unexercised as of the effective date of the amalgamation or merger, of a pro rata number of shares of the amalgamated corporation (on the basis of the number of Shares as to which Options remain outstanding and unexercised) at the same aggregate purchase price adjusted according to the increase or decrease in the number of Shares resulting from such amalgamation or merger.

12.      AMENDMENT OR DISCONTINUANCE OF THE PLAN

         Subject to any prior approval that may be required by the Regulatory Authorities or by the shareholders of the Corporation, the Committee may amend or discontinue the Plan at any time. If the approval or ratification by the shareholders of the Corporation is required then no Shares will be issued pursuant to such amendment prior to obtaining such approval or ratification. No such amendment may alter or impair any Option previously granted to an Optionee under the Plan without the consent of the Optionee.


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13.      TERMINATION

         If an Optionee ceases to be employed by or an officer of, or provide services to, the Corporation or any of its Subsidiaries for cause, any option or the unexercised portion thereof granted to such Optionee shall terminate forthwith. If an Optionee ceases to be engaged to provide services to, employed by or an officer of the Corporation or any of its Subsidiaries for any reason (other than cause and other than as a result of death, retirement or circumstances equating to retirement as determined by the Committee) or, in the case of employees, shall receive notice from the Corporation or any of its Subsidiaries of the termination of his or her employment (in each such case, the "Termination") such Optionee may, but only within thirty (30) days next succeeding such Termination, exercise his or her Option to the extent that he or she was entitled to exercise such Option under clause 6 at the date of such Termination, including the rights under clause 9. In the case of officers that have been terminated other than for cause and other than as a result of death, retirement, or circumstances equating to retirement as determined by the Committee, and in the case of a director that ceases to act as director, such Optionee may, but only within six months next succeeding such termination or cessation, exercise his or her Option to the extent that he or she was entitled to exercise such Option under clause 6 at the date of such termination or cessation, including the rights under clause 9. To the extent that an option has not fully vested as at the date of a Termination, or any such termination or cessation in the case of an officer or director, no further vesting shall occur after such date.

14.      DEATH

         Notwithstanding any other provision of the Plan, if any Optionee shall die holding an Option which has vested and has not expired and which has not been exercised, cancelled, terminated or surrendered, his or her executors, administrators or legal personal representatives may, within one year after the date of such death (but in no event later than the normal expiry date of such Option if sooner under the provisions of clause 6 above), exercise the Option, to the extent that the Optionee was entitled to exercise such Option under clause 6 at the date of death, including the rights under clause 9. To the extent that an option has not fully vested as at the date of death of the Optionee, no further vesting shall occur after such date.

15.      RETIREMENT

         Notwithstanding any other provision of this Plan, if an Optionee shall retire, or terminate his or her employment or office with the consent of the Committee or the Board under circumstances equating to retirement, while holding an Option which has vested and has not expired and which has not been fully exercised, cancelled,


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terminated or surrendered, such Optionee may exercise the Option to the extent that the Optionee was entitled to exercise such Option under clause 6 at the date of retirement, or termination including the rights under clause 9, within three years after the date of such retirement or termination (but in no event later than the normal expiry date of such Option under the provisions of clause
6). The determination as to whether an Optionee has retired, or shall have terminated his or her employment or office under circumstances equating to retirement, shall be solely within the discretion of the Board or the Committee.

16.      TRANSFERABILITY OF OPTIONS

         An Option (including the rights granted under clause 9) may not be transferred. An Option (including the rights granted under clause 9) may be exercised only by the Optionee or his or her legal personal representative.

17.      CANCELLATION AND REGRANT OF OPTIONS

         The Committee may, subject to the prior approval of the Regulatory Authorities and subject to any shareholder approval or ratification that may be required, with the consent of the Optionee, cancel an existing Option and regrant the Option at an Option price determined in the same manner as provided in clause 5.

18.      INTERPRETATION

         The Plan shall be construed according to the laws of the Province of British Columbia. The Plan shall also comply with the general requirements of The Toronto Stock Exchange. In the event of any differences arising between the provisions of the Plan and the requirements of The Toronto Stock Exchange, the requirements of The Toronto Stock Exchange shall apply.

19.      LIABILITY

         No member of the Committee or any director or officer or employee of the Corporation or any Subsidiaries shall be personally liable for any act taken or omitted in good faith in connection with this Plan.


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